UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 30, 2011

FLUIDIGM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34180	77-0513190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 100

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

(650) 266-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 30, 2011, we entered into a series of patent cross-license and sub-license agreements with Life Technologies Corporation and their Applied Biosystems, LLC subsidiary, or Life, relating to various patent rights of the two companies. Specifically, the agreements involve a cross-license concerning our imaging readers and other patent filings and certain of Life’s patent families relating to methods and instruments for conducting nucleic acid amplification, such as with polymerase chain reaction, or PCR; a sub-license that provides us access to certain of Life’s digital PCR patents; and a sublicense that provides Life access to certain of our non-core technology patents licensed from the California Institute of Technology. These agreements resolve litigation filed by us against Life on June 28, 2011 in United States District Court for the Northern District of California and by Life against us on June 28, 2011 in United States District Court for the District of Delaware. The licenses we granted to Life contain certain limitations on Life’s rights under our intellectual property to make systems that read our proprietary integrated fluidic circuits, or IFCs.

Under the terms of the agreements, each party is responsible for making certain payments to the other, and on June 30, 2011, these obligations resulted in a net $3.0 million up-front payment to Life from us. We are currently evaluating the accounting impact of the agreements with Life and will provide further guidance in our earnings announcement for the quarter ended June 30, 2011. The agreements also provide for various royalty payments by each of the parties, including a royalty on certain Life instruments. Based on our current business and expectations, we do not anticipate that royalty payments will have a material effect on our operating results.

We do not expect the agreements entered with Life to affect our exclusive collaboration with Novartis Vaccines & Diagnostics, Inc.

Under the terms of the agreements, either party has the option, exercisable for thirty days from the date of the agreements, to limit or preclude certain patent litigation between the parties over the next two to four years. These rights are subject to certain exceptions and would involve an additional payment by the respective party exercising the option at the time of exercise.

On July 6, 2010, we issued a press release concerning the agreements with Life. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Cautionary Note About Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements relating to our expectations concerning the impact of our recent agreements with Life Technologies Corporation and their Applied Biosystems, LLC subsidiary on our business, operating results, and strategic relationships with third parties. Forward-looking statements are subject to numerous risks and uncertainties that could cause Fluidigm’s actual results to differ materially from Fluidigm’s currently anticipated results. Factors that could materially affect future results include, but are not limited to, risks relating to market acceptance of Fluidigm’s products and technologies, including Fluidigm’s genomic analysis readers, other instrumentation, and its integrated fluidic circuits. Any of these risks, as well as other risks and uncertainties relating to Fluidigm’s business in general and intellectual property litigation in particular, could have a material adverse effect on Fluidigm’s business, operating results, and/or financial condition. For more information about the risks and uncertainties affecting Fluidigm, investors are cautioned to review the detailed risk factor disclosure contained in Fluidigm’s filings with the Securities and Exchange Commission, including Fluidigm’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date hereof. Fluidigm Corporation disclaims any obligation to update these forward-looking statements.

Item 9.0.1	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Fluidigm Corporation Press Release, dated July 6, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION

By:	/s/ William M. Smith
William M. Smith Vice President, Legal Affairs and General Counsel

Date: July 6, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Fluidigm Corporation Press Release dated July 6, 2011